UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2008
GUARANTY FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 001-33661	74-2421034 (I.R.S. Employer Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
As previously disclosed by Guaranty Financial Group Inc. (the “Company”) in the Company’s Current Report on Form 8-K filed on October 17, 2008, the Board of Directors (the “Board”) of Company approved the termination of the Rights Agreement, dated as of December 11, 2007 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A. (“Computershare”). The Rights Agreement is described in the Company’s Current Report on Form 8-K filed on December 11, 2007, which is incorporated by reference herein.
To effectuate the termination of the Rights Agreement, on October 24, 2008, the Company and Computershare entered into a First Amendment to the Rights Agreement (the “Amendment”), which changes the final expiration date of the rights issued pursuant to the Rights Agreement (the “Rights”) from December 11, 2017 to October 24, 2008. Accordingly, the Rights expired at the close of business on October 24, 2008 and the Rights Agreement has been terminated and is of no further force and effect. The Rights will be de-listed from the New York Stock Exchange and de-registered under the Securities Act of 1934.
A copy of the Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
The information set forth in each of Item 1.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the termination of the Rights Agreement, on October 27, 2008, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware to eliminate all references in the Company’s Amended and Restated Certificate of Incorporation to its Series A Junior Participating Preferred Stock. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock

4.1	First Amendment to Rights Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: October 28, 2008	By:	/s/ Scott A. Almy
		Name:	Scott A. Almy
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock

4.1	First Amendment to Rights Agreement